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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):   May 26, 2001



                           U.S. WIRELESS CORPORATION
                           -------------------------
             (Exact name of registrant as specified in its charter)


       DELAWARE                              0-24742                        13-3704059
(State or Other Jurisdiction               (Commission                    (I.R.S. Employer
    of Incorporation)                       File Number)                  Identification No.)
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                               2303 Camino Ramon
                                   Suite 200
                          San Ramon, California  94583
                    (Address of principal executive offices)


                                 (925) 327-6200
              (Registrant's telephone number, including area code)
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Item 5.  Other Events.

On May 26, 2001, U.S. Wireless Corporation, (the "Company") issued a press release announcing that the Executive Committee of the Company's Board of Directors (i) replaced Dr. Oliver Hilsenrath as the Company's Chairman and Chief
Executive Officer; (ii) elected Louis Golm as the Company's Chairman of the
Board and (iii) named Dennis Francis as the Company's Chief Executive Officer.
The press release noted that these changes in the Company's management were made in response to an investigation by the Audit Committee of the Company's Board of Directors, which uncovered various irregularities. A copy of the press release is attached hereto as Exhibit 99.1.

On May 29, 2001, The Nasdaq Stock Market ("Nasdaq") announced that trading in the Company's shares was halted for additional information requested from the Company.

On May 30, 2001, the Company announced that it had received a request from Nasdaq on May 29, 2001 for additional information related to the Company's May
26, 2001 press release, and that the Company was working diligently to provide
Nasdaq with the information it needs.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (A) Exhibits

          Exhibit 99.1   Press release issued by U.S. Wireless Corporation on
                         May 26, 2001.
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Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   U.S. WIRELESS CORPORATION


Date:   June 1, 2001               By:  /s/ Dennis B. Francis
                                      --------------------------------
                                      Dennis B. Francis
                                      Chief Executive Officer
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                                 Exhibit Index

Exhibit 99.1   Press release issued by U.S. Wireless Corporation on May 26,
               2001.